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                                                                   EXHIBIT 10.18

                            INDEMNIFICATION AGREEMENT

         This Agreement made and entered into this ____ day of _______________, (the "AGREEMENT"), by and between Clayton Holdings, Inc., a Delaware corporation (the "COMPANY," which term shall include, where appropriate, any Entity (as hereinafter defined) controlled, directly or indirectly, by the Company) and _______________ (the "INDEMNITEE"):

         WHEREAS, it is essential to the Company that it be able to retain and attract as directors and executive officers the most capable persons available;

         WHEREAS, increased corporate litigation has subjected directors and executive officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

         WHEREAS, the Company's By-laws as amended and in effect from time to time (the "BY-LAWS") require it to indemnify its directors and executive officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

         WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee's rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Company's Certificate of Incorporation as amended and in effect from time to time (the "CERTIFICATE OF INCORPORATION") or By-laws or any change in the ownership of the Company or the composition of its Board of Directors);

         WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Company's By-laws; and

         WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as a director or executive officer of the Company.

         NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

         1.       DEFINITIONS.

                  (a) "CORPORATE STATUS" describes the status of a person who is serving or has served (i) as a director of the Company,
                  (ii) as an executive officer of the Company, (iii) in any capacity with respect to any employee benefit plan of the Company, or (iv) as a director, partner, trustee, officer, employee, or agent of any other Entity at the request of the Company. For purposes of subsection (iv) of this Section 1(a), if Indemnitee is serving or has served as a director, partner, trustee,

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                  officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

                  (b) "ENTITY" shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

                  (c) "ENTERPRISE" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

                  (d) "EXPENSES" shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys' fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 13 and 14(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

                  (e) "INDEMNIFIABLE AMOUNTS" shall have the meaning ascribed to that term in Section 3 below.

                  (f) "LIABILITIES" shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

                  (g) "PROCEEDING" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 13 of this Agreement to enforce Indemnitee's rights hereunder.

                  (h) "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or

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                  more of the voting power of the voting capital equity
                  interests of such corporation, partnership, limited liability company, joint venture or other Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

         2. SERVICES OF INDEMNITEE. In consideration of the Company's covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or executive officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee's service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law), upon which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position. Notwithstanding the forgoing, this Agreement shall continue in force after Indemnitee has ceased to serve as a director or executive officer of the Company.

         3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, by reason of Indemnitee's Corporate Status, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified against all Expenses and Liabilities actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding or any claim, issue or matter therein (indemnifiable Expenses and Liabilities collectively referred herein as "INDEMNIFIABLE AMOUNTS"), if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had not reasonable cause to believe that his conduct was unlawful. Indemnitee shall not enter into any settlement in connection with a Proceeding without the consent of the Company, which shall not be unreasonably held or delayed.

         4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee in accordance with the provisions of this
Section 4 if Indemnitee is, or is threatened to be made, by reason of Indemnitee's Corporate Status, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the "DELAWARE CHANCERY COURT") or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably

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entitled to indemnification for such Expenses as the Delaware Chancery Court or such other court shall deem proper.

         5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against: (a) all Expenses reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter; and (b) any claim, issue or matter related to any such successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

         6. PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Sections 3, 4 or 5 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee promptly upon receipt of its request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

         7. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

         8. EFFECT OF CERTAIN RESOLUTIONS. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's action was unlawful.

         9. EXCLUSIONS. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

                  (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with

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                          respect to any excess beyond the amount paid under any
                          insurance policy or other indemnity provisions;

                  (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of
                          Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

                  (c)     for which payment is prohibited by applicable law.

         10. AGREEMENT TO ADVANCE EXPENSES; UNDERTAKING. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee's Corporate Status within thirty (30) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee's ability to repay the expenses and without regard to Indemnitee's ultimate entitlement to indemnification under the other provisions of this Agreement. To the extent required by Delaware law, Indemnitee hereby undertakes to repay any and all of the amount of indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

         11. PROCEDURE FOR ADVANCE PAYMENT OF EXPENSES. Indemnitee shall submit to the Company a written request specifying the Expenses for which Indemnitee seeks an advancement under Section 10 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Expenses (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any reference to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice). Advances under Section 10 shall be made no later than thirty (30) calendar days after the Company's receipt of such request. If a claim for advancement of Expenses hereunder by Indemnitee is not paid in full by the Company within thirty (30) calendar days after receipt by the Company of documentation of Expenses and the required undertaking, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim. The burden of proving that Indemnitee is not entitled to an advancement of expenses shall be on the Company.

         12.      PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

                  (a) In making a determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity

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                  making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with
                  Section 6 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption. Neither the failure of the Company or of any person, persons or entity to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company or by any person, persons or entity that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

                  (b) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                  (c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board of Directors or counsel selected by any committee of the Board of Directors or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board of Directors or any committee of the Board of Directors. The provisions of this Section 12(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

                  (d) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

         13.      REMEDIES OF INDEMNITEE.

                  (a) RIGHT TO PETITION COURT. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3, 4 and 5 above or a request

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                  for an advancement of Expenses under Sections 10 and 11 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Delaware Chancery Court to enforce the Company's obligations under this Agreement.

                  (b) BURDEN OF PROOF. In any judicial proceeding brought under Section 13(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

                  (c) EXPENSES. The Company agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 13(a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith, if Indemnitee is successful in whole or in part in connection with any such action.

                  (d) FAILURE TO ACT NOT A DEFENSE. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 13(a) above, and shall not create a presumption that such payment or advancement is not permissible.

         14.      DEFENSE OF THE UNDERLYING PROCEEDING.

                  (a) NOTICE BY INDEMNITEE. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Expenses unless the Company's ability to defend in such Proceeding is materially and adversely prejudiced thereby.

                  (b) DEFENSE BY COMPANY. Subject to the provisions of the last sentence of this Section 14(b) and of Section 14(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder; provided, however that the Company shall notify Indemnitee of any such decision to defend within thirty (30) calendar days of receipt of notice of any such Proceeding under Section 14(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to

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                  the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 14(b) shall not apply to a Proceeding brought by Indemnitee under Section 13(a) above or pursuant to Section 22 below.

                  (c) INDEMNITEE'S RIGHT TO COUNSEL. Notwithstanding the provisions of Section 14(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee's Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by a separate legal counsel of Indemnitee's choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain a counsel of Indemnitee's choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

         15. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Indemnitee as follows:

                  (a) AUTHORITY. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

                  (b) ENFORCEABILITY. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally.

         16. INSURANCE. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall remain a director or executive officer of the Company and with respect to any such prior service, in all policies of

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director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

         17. CONTRACT RIGHTS NOT EXCLUSIVE. The rights to payment of Indemnifiable Amounts and advancement of indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Company's Certificate of Incorporation or By-laws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity as a result of Indemnitee's serving as a director or executive officer of the Company.

         18. SUCCESSORS. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

         19. SUBROGATION. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         20. CHANGE IN LAW. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By-laws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

         21. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause

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shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

         22. INDEMNITEE AS PLAINTIFF. Except as provided in Section 13(c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section 22 shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

         23. MODIFICATIONS AND WAIVER. Except as provided in Section 20 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

         24. GENERAL NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

                  (i)     If to Indemnitee, to:

                          _____________________________
                          _____________________________
                          _____________________________
                          _____________________________

                  (ii)    If to the Company, to:

                          Clayton Holdings, Inc.
                          2 Corporate Drive
                          Shelton, CT 06484
                          Attention: Chief Executive Officer

or to such other address as may have been furnished in the same manner by any party to the others.

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         25.      GOVERNING LAW; CONSENT TO JURISDICTION; SERVICE OF PROCESS.
This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and the Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Delaware Chancery Court and the courts of the United States of America located in the State of Delaware (the "DELAWARE COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent and each such party hereby agrees to complete all actions necessary for such appointment.

                            [signature page follows]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                                  CLAYTON HOLDINGS, INC.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                                  INDEMNITEE


                                                  ------------------------------